                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                          Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          APRIA HEALTHCARE GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                           APRIA HEALTHCARE GROUP INC.
                               3560 Hyland Avenue
                          Costa Mesa, California 92626

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

TIME.............................   8:00 A.M. on Wednesday, July 21, 1999

PLACE............................   Apria Healthcare Group Inc.
                                    Building Number 3500 - Grand Canyon Room
                                    3560 Hyland Avenue
                                    Costa Mesa, California  92626

ITEMS OF BUSINESS................   (1) To approve an amendment to Apria's
                                        Restated Certificate of Incorporation to eliminate the classification of the company's Board of Directors and to provide for the annual election of all Directors.

                                    (2) Subject to the approval of the above
                                        proposal, to elect seven members of the
                                        Board of Directors, with such persons to hold office until the 2000 Annual Meeting of Stockholders or until their successors are elected and qualified; or, in the event such proposal is not approved, to elect two members of the Board of Directors to hold office for a three-year term.

                                    (3) To transact such other business as may
                                        properly come before the Annual Meeting
                                        and at any adjournment thereof.

RECORD DATE......................   You can vote if you were a stockholder
                                    of record on June 1, 1999.

ANNUAL REPORT....................   Our 1998 Annual Report, which is not a part
                                    of the proxy soliciting material, is
                                    enclosed.

PROXY VOTING.....................   Shares represented by properly executed
                                    proxies will be voted in accordance with the specifications therein. Shares represented by proxies which do not contain directions to the contrary will be voted FOR approval of the proposed amendment to Apria's
                                    Restated Articles of Incorporation and FOR the election of the Directors named in the attached Proxy Statement.

LIST OF STOCKHOLDERS.............   A complete list of stockholders entitled to
                                    vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the office of the Secretary of the company, at 3560 Hyland Avenue, Costa Mesa,
                                    California 92626, during the ten-day period preceding the Annual Meeting.

                                                              Robert S. Holcombe
                                          Senior Vice President, General Counsel
                                                                   and Secretary
Costa Mesa, California
June 21, 1999

                                TABLE OF CONTENTS


                                                                                                Page
SOLICITATION OF PROXIES..........................................................................1
         Solicitation by Board...................................................................1
         Expense of Solicitation.................................................................1
         Your Vote is Important..................................................................1
VOTING PROCEDURE AND TABULATION..................................................................1
         Stockholders Entitled to Vote...........................................................1
         Voting on Agenda Items..................................................................1
         Voting on Other Matters.................................................................1
         Tabulation of Votes.....................................................................1
         Broker "Non-Votes"......................................................................2
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT......................................2
INFORMATION REGARDING THE BOARD OF DIRECTORS.....................................................4
         Composition of Board....................................................................4
         Directors' Fees.........................................................................4
         Committees and Meetings of the Board of Directors.......................................5
GOVERNANCE OF THE COMPANY........................................................................6
          Our Corporate Governance Guidelines....................................................6
APPROVAL OF AMENDMENT TO APRIA'S RESTATED CERTIFICATE OF INCORPORATION...........................8
         Proposed Amendment......................................................................8
         Explanation of Amendment................................................................8
          Required Vote..........................................................................8
ELECTION OF DIRECTORS............................................................................8
         Nominees for Election to Board..........................................................8
         Vote Required for Election of Directors.................................................8
         Nominees and Directors..................................................................9
EXECUTIVE COMPENSATION AND OTHER INFORMATION....................................................11
          Summary of Executive Compensation.....................................................11
          Summary of Option Grants..............................................................12
          Summary of Options Exercised..........................................................13
          Compensation Committee Interlocks and Insider Participation...........................13
EMPLOYMENT AND SEVERANCE AGREEMENTS.............................................................13
REPORT OF THE COMPENSATION COMMITTEE............................................................15
          Compensation Philosophy and Program for Senior Management.............................15
          Factors Affecting the Evaluation of Executive Performance for 1998....................15
          Total Compensation....................................................................16
          1998 Total Compensation for the Chief Executive Officer...............................16
          Salaries for Executive Officers.......................................................17
          1998 Executive Officer Bonuses........................................................17
          Long Term Incentive Compensation......................................................17
          Tax Treatment of Stock Options........................................................18
          Stock Option Awards to Executive Officers.............................................18
PERFORMANCE GRAPH...............................................................................19

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                Page
EMPLOYEE BENEFITS AND LONG-TERM COMPENSATION PLANS..............................................20
          1998 Management Incentive Compensation Plan...........................................20
          1999 Incentive Compensation Plan......................................................20
          1999 Executive Officer Bonus Plan.....................................................20
          Two-Year Incentive Plan for Executive Officers........................................20
          401(k) Plan...........................................................................20
          1991 Nonqualified Stock Option Plan...................................................20
          Amended and Restated 1992 Stock Incentive Plan........................................21
          Apria Healthcare Group Inc./Homedco Group, Inc. Stock Incentive Plan..................21
          1997 Stock Incentive Plan.............................................................21
          1998 Nonqualified Stock Incentive Plan................................................21
          1999 Turnaround Bonus Plan............................................................22
CERTAIN TRANSACTIONS............................................................................22
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT BY CERTAIN COMPANY AFFILIATES.................22
INFORMATION REGARDING THE INDEPENDENT AUDITORS OF THE COMPANY...................................22
ANNUAL REPORT...................................................................................22
PROPOSALS OF STOCKHOLDERS.......................................................................23
OTHER MATTERS...................................................................................23

                                                    APRIA HEALTHCARE GROUP INC.
                                                    3560 Hyland Avenue
                                                    Costa Mesa, California 92626

                           P R O X Y S T A T E M E N T

                             SOLICITATION OF PROXIES
--------------------------------------------------------------------------------

SOLICITATION BY BOARD

        THE ACCOMPANYING PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF APRIA HEALTHCARE GROUP INC. ("APRIA" OR THE "COMPANY") FOR USE AT APRIA'S 1999 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 21, 1999, AT 8:00 A.M. LOCAL TIME, AT THE COMPANY'S COSTA MESA, CALIFORNIA HEADQUARTERS, 3560 HYLAND AVENUE (BUILDING NO. 3500 - GRAND CANYON ROOM), COSTA MESA, CALIFORNIA 92626, AND AT ANY ADJOURNMENT THEREOF.

        THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT JUNE 21, 1999.

EXPENSE OF SOLICITATION

        The expense of soliciting proxies will be borne by Apria. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees may solicit proxies personally or by telephone or special letter without any additional compensation. Apria also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

YOUR VOTE IS IMPORTANT

        NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.


                         VOTING PROCEDURE AND TABULATION
--------------------------------------------------------------------------------

STOCKHOLDERS ENTITLED TO VOTE

        Holders of Apria common stock at the close of business on June 1, 1999, the record date with respect to this solicitation, are entitled to notice of and to vote at the annual meeting. Each stockholder of record is entitled to one vote per share. As of the record date 51,932,636 shares of the company's common stock were outstanding. No shares of any other class of stock were outstanding.

VOTING ON AGENDA ITEMS

        All shares represented by each properly executed unrevoked proxy received in time for the annual meeting will be voted in the manner specified therein. If you sign your proxy card but do not mark contrary voting instructions thereon, the shares represented by the proxy will be voted "for" the proposed amendment to Apria's Restated Certificate of Incorporation (See "Authorization of Amendment to Apria's Restated Certificate of Incorporation") and "for" each of the nominees described herein (See "Election of Directors"). An executed proxy may be revoked at any time before its exercise by filing with Apria's Secretary a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect your right to vote in person should you find it convenient to attend the annual meeting and desire to vote in person.

VOTING ON OTHER MATTERS

        If any other matters are properly presented at the annual meeting, the persons named in the proxy card will be entitled to vote on those matters for you. As of the date of mailing of this proxy statement, Apria was not aware of any other matters to be raised at the annual meeting.

TABULATION OF VOTES

Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by Apria to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

BROKER "NON-VOTES"

        The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).



                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
--------------------------------------------------------------------------------

        The following table sets forth information as of June 1, 1999 with respect to the beneficial ownership of Apria's common stock by each person who is known by the company to beneficially own more than 5% of Apria's common stock, each Director of the company, each person who served as Apria's Chief Executive Officer during 1998, and the four other most highly compensated executive officers who were serving in such capacity as of December 31, 1998, and all Directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

                            SECURITY OWNERSHIP TABLE


                                                                AMOUNT AND NATURE       PERCENT OF
NAME OF BENEFICIAL OWNER                                     OF BENEFICIAL OWNERSHIP      CLASS
------------------------                                     -----------------------      -----
Relational Investors, LLC (1) .............................            10,863,600       20.91%
David H. Batchelder (1) ...................................            10,963,600        21.11
Ralph V. Whitworth (1) ....................................            10,890,266        20.96
Joel L. Reed (1) ..........................................            10,863,600        20.91
Lazard Freres & Co. LLC (2) ...............................             2,911,700         5.60
Peter C. Cooper (3) .......................................             2,836,900         5.46
Gilbert E. LeVasseur (3) ..................................             2,836,900         5.46
Cooper & LeVasseur (3) ....................................             2,836,900         5.46
Cooper Capital, LLC (3) ...................................             2,836,900         5.46
George L. Argyros (4) .....................................             2,770,434         5.33
Jeremy M. Jones (5) .......................................             1,255,980         2.41
Philip L. Carter (6) ......................................               587,500         1.13
David L. Goldsmith (7) ....................................               351,902            *
Lawrence M. Higby (8) .....................................               100,000            *
Dennis E. Walsh (9) .......................................                30,400            *
Leonard Green (10) ........................................                51,666            *
H.J. Mark Tompkins (11) ...................................                61,666            *
Lawrence A. Mastrovich (12) ...............................                39,655            *
Richard H. Koppes (13) ....................................                27,000            *
Philip R. Lochner, Jr. (14) ...............................                26,000            *
Beverly Benedict Thomas (15) ..............................                25,000            *
Robert S. Holcombe (16) ...................................                31,700            *
Lisa M. Getson (17) .......................................                 8,200            *
All current Directors and executive officers as a group
(19 persons) (18) .........................................            12,755,694        24.56

* Less than 1%

(1) According to a Schedule 13D Amendment, dated April 19, 1999 and a Form 4, dated May 14, 1999, each of which has been filed with the Securities and Exchange Commission, Relational Investors, LLC ("RILLC"), its affiliated companies and Messrs. Batchelder, Whitworth and Reed, individually and as Managing Members of RILLC, have sole voting and dispositive power as to 10,915,266 shares, which amount includes 51,666 shares subject to options that are currently exercisable. 10,788,600 of the shares are held by RILLC or by limited partnerships (Relational Coast Partners, L.P., Relational Investors, L.P., Relational Fund Partners, L.P., or Relational Partners, L.P.) of which RILLC is the sole general partner. Mr. Whitworth, who became a Director of Apria of January 27, 1998, holds currently exercisable options to acquire 26,666 shares, and Mr. Batchelder, who became a Director of Apria on July 28, 1998, holds 75,000 shares in a personal account and a currently exercisable option to acquire 25,000 shares. For certain purposes, Messrs. Batchelder and Whitworth are also deemed to be the beneficial owners of shares held by RILLC and its related partnerships. Mr. Reed's holdings are all through RILLC. The mailing address of Relational Investors, LLC and each of Messrs. Whitworth, Batchelder and Reed is 4330 La Jolla Village Drive, Suite 220, San Diego, California 92122.

(2) According to a Schedule 13G, dated February 16, 1999, filed with the Securities and Exchange Commission, Lazard Freres Co. LLC, a registered investment advisor, has sole voting power as to 2,765,800 shares and sole dispositive power as to 2,911,700 shares. The mailing address of Lazard Freres Co. LLC is 30 Rockefeller Plaza, New York, New York 10020.

(3) According to a Schedule 13D dated March 17, 1999, filed with the Securities and Exchange Commission Peter C. Cooper ("Cooper"), Gilbert
        E. LeVasseur ("LeVasseur"), Cooper & LeVasseur, LLC ("C&L") and Cooper Capital, LLC ("Cooper Capital") reported beneficial ownership of 2,836,900 shares. Cooper and LeVasseur are private investors. Cooper Capital is a limited liability company of which Cooper is the sole manager, serves as a general partner or managing member of certain private investment funds and is the general partner of a private investment fund limited partnership called Clifton Investments, L.P. ("Clifton"). C&L is a limited liability company managed by Cooper Capital and LeVasseur and is the sole general partner of two private investment fund limited partnerships called C&L Capital Partners, L.P. ("Fund I") and C&L Capital Partners II, L.P. ("Fund II"). LeVasseur also serves as the Trustee of a revocable trust ("LeVasseur Trust"). Based on the foregoing relationships, Cooper, Cooper Capital, LeVasseur and C&L report that they share dispositive and voting power with respect to 1,089,000 shares beneficially owned by Fund I and Fund II, Cooper and Cooper Capital report that they have sole dispositive and voting power with respect to 948,940 shares beneficially owned by Clifton and LeVasseur reports that he holds sole dispositive and voting power with respect to 789,950 shares owned by the LeVasseur Trust. The remaining 9,010 shares do not appear to have been accounted for specifically in the filing. The mailing address of Cooper, LeVasseur, Cooper Capital and C&L is 2010 Main Street, Suite 1220, Irvine, CA 92614.

(4) According to a Schedule 13D Amendment, dated June 25, 1998, filed with the Securities and Exchange Commission, Mr. Argyros has sole investment and dispositive power as to all 2,770,434 shares. This number includes 6,666 shares subject to options that are currently exercisable. This number includes 2,430,670 shares owned by HBI Financial, Inc., of which Mr. Argyros is the sole shareholder. This number also includes (1) 280,912 shares held in trust by two private charitable foundations of which Mr. Argyros is a vice president and director with respect to which he disclaims beneficial ownership, (2) 500 shares held in a charitable trust of which Mr. Argyros is a trustee but not a beneficiary with respect to which he disclaims beneficial ownership, (3) 31,050 shares held in a trust for the benefit of Mr. Argyros' children, for which Mr. Argyros disclaims beneficial ownership and (4) 20,636 shares held by Mr. Argyros individually. The amount listed does not include 3,450 shares held in a trust of which Mr. Argyros is not a trustee for the benefit of certain of Mr. Argyros' adult children who do not share his household for which he disclaims beneficial ownership and 2,400 shares held in a trust of which Mr. Argyros is not a trustee for the benefit of Mr. Argyros' mother-in-law for which he disclaims beneficial ownership. Mr. Argyros resigned his position as Chairman of the Board effective as of May 27, 1998. The mailing address of Mr. Argyros is c/o Arnel Development Company, 949 South Coast Drive, Suite 600, Costa Mesa, California 92626.

(5) Includes 517,988 shares subject to options that are currently exercisable. Also includes (1) 500,262 shares held in a family trust of which Mr. Jones is a trustee, (2) 18,000 shares held in trusts for the benefit of Mr. Jones' grandchildren for which Mr. Jones disclaims beneficial ownership, (3) 29,730 shares held in a trust for the benefit of Mr. Jones' children for which Mr. Jones disclaims beneficial ownership and (4) 190,000 shares held in an income trust for the benefit of Mr. Jones' children and grandchildren for which Mr. Jones disclaims beneficial ownership. Mr. Jones resigned as Chairman of the Board and Chief Executive Officer effective as of January 19, 1998. He resigned his position as Director of Apria on May 27, 1998.

(6) Includes 562,500 shares subject to options that are currently exercisable. Mr. Carter became a Director and the Chief Executive Officer of Apria on May 5, 1998.

(7) Includes 51,666 shares subject to options that are currently exercisable.

(8) Includes 90,000 shares subject to options that are currently exercisable or will become exercisable on or before August 15, 1999.

(9) Includes 30,400 shares subject to options that are currently exercisable.

(10) Includes 50,666 shares subject to options that are currently exercisable. Also includes 1,000 shares held by Mr. Green's spouse.

(11) Includes 31,666 shares subject to options that are currently exercisable. Also includes 30,000 shares held through Carewell, S.a.r.l. Does not include 300,000 shares held through a company which is owned by trusts of which Mr. Tompkins is a contingent beneficiary. Said trusts are irrevocable, and neither Mr. Tompkins nor any member of his immediate family has any investment control with respect to the trusts or the company owned by them.

(12) Includes 38,800 shares subject to options that are currently exercisable.

(13) Includes 25,000 shares subject to options that are currently exercisable. Mr. Koppes became a member of the Board of Directors on May 5, 1998.

(14) Includes 25,000 shares subject to options that are currently exercisable. Mr. Lochner became a member of the Board of Directors on June 30, 1998.

(15) Includes 24,000 shares subject to options that are currently exercisable. Ms. Thomas became a member of the Board of Directors on June 30, 1998.

(16) Includes 14,000 shares subject to options that are currently exercisable. Also includes 200 shares held by Mr. Holcombe's spouse.

(17) All shares listed are shares subject to options that are currently exercisable.

(18) Includes shares owned by certain trusts. Also includes 1,323,514 shares subject to options that are currently exercisable or will become exercisable on or before August 15, 1999.


                  INFORMATION REGARDING THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

COMPOSITION OF BOARD

        Apria's Board of Directors consists of such number of Directors as may be determined by the Board of Directors from time to time. The Board of Directors currently consists of nine Directors, which will become seven upon the retirement of Leonard Green and H.J. Mark Tompkins, who have tendered their resignations effective July 20, 1999. The Board of Directors is currently divided into three classes, each with three Directors, with staggered three-year terms. If the proposed amendment to Apria's Restated Certificate of Incorporation is approved (See - Authorization of Amendment to Apria's Restated Certificate of Incorporation), then all seven remaining Directors have been nominated for reelection to a term of one year or until the election and qualification of their successors. However, if the proposed amendment to Apria's Restated Certificate of Incorporation is not approved, David Goldsmith and Richard H. Koppes, the two remaining Directors whose terms expire in 1999, have been nominated for reelection to a term of three years, or until election and qualification of their successors.

DIRECTORS' FEES

        All Directors of Apria are reimbursed for their out-of-pocket expenses incurred in the connection with attending Board and related committee meetings. Prior to June 30, 1998, all non-employee Directors received: (i) a $4,500 quarterly retainer, (ii) $1,000 per Board or committee meeting attended in person ($1,500 per committee meeting for the Director who is the committee's chairman) and (iii) $500 per Board or committee meeting attended via telephone. Mr. David L. Goldsmith, who sits on Apria's Compliance Committee, is compensated for his attendance at meetings of such committee as if it were a committee of the Board. In addition, each non-employee Director has historically received an option to purchase 5,000 shares of Apria common stock for each year that he has been a member of the Board of Directors. No options were awarded to Directors during 1997. However, non-employee Directors who served during 1997 each received in 1998 a grant of an option to purchase 5,000 shares for services rendered during the preceding fiscal year, and non-employee Directors who served during 1998 prior to April received an option grant of 1,666 shares for services rendered through April 1998. On June 30, 1998, the Board of Directors approved the elimination of the $4,500 quarterly retainer. In lieu thereof, each non-employee Director received an option to purchase 25,000 shares of common stock. The Board also modified the policy for annual option grants to non-employee Directors to increase the grants from 5,000 shares to 10,000 shares beginning in 1999.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        Standing committees of Apria's Board of Directors include a Corporate Governance and Nominating Committee, an Audit and Compliance Committee and a Compensation Committee. During the 1998 fiscal year, all Directors attended 90% or more of the total meetings of the Board of Directors and Committees of the Board of Directors on which they served. The Board of Directors held fifteen meetings during the 1998 fiscal year.

        Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance and the nomination and evaluation of Directors. The Committee also reviews and assesses the effectiveness of the Board's Guidelines on Corporate Governance and recommends to the Board proposed revisions thereto. Currently, the Corporate Governance and Nominating Committee consists of Ms. Thomas and Messrs. Koppes (Chairman), Whitworth and Tompkins. The Committee is willing to consider nominees proposed by stockholders but has established no formal procedures for stockholders to follow in submitting such nominations. The Corporate Governance and Nominating Committee met on three occasions during 1998.

        Audit and Compliance Committee. The Audit and Compliance Committee meets periodically with Apria's independent accountants and management. The Committee also recommends to the Board of Directors the annual appointment of independent accountants with whom the Audit Committee reviews (i) the scope of audit and non-audit assignments and related fees, (ii) Apria's accounting principles and
(iii) the adequacy of Apria's internal controls. The Committee, among other things, also monitors certain aspects of the company's regulatory compliance programs and reports to the Board regarding the same. Currently, the Committee consists of Messrs. Lochner (Chairman), Batchelder, Goldsmith and Tompkins. The Committee met on five occasions during 1998.

        Compensation Committee. The Compensation Committee conducts an annual performance review of Apria's senior management and establishes their salaries, bonuses and stock ownership awards. Currently, the Compensation Committee consists of Messrs. Whitworth (Chairman), Green and Koppes. The Committee met on five occasions during 1998.

                            GOVERNANCE OF THE COMPANY
                       OUR CORPORATE GOVERNANCE GUIDELINES

        In April 1999, Apria's Board of Directors adopted the following Corporate Governance Guidelines:

BOARD MISSION AND RESPONSIBILITIES

        Mission Statement. The company's primary objective is to maximize stockholder value over the long term while adhering to the laws of the jurisdictions within which it operates and observing the highest ethical standards.

        Corporate Authority and Responsibility. All corporate authority resides in the Board of Directors as fiduciaries on behalf of the stockholders. The Board delegates authority to management to pursue the company's mission. Management, not the Board, is responsible for managing the company. The Board retains responsibility to recommend candidates to the stockholders for election to the Board of Directors. The Board retains responsibility for selection and evaluation of the Chief Executive Officer, oversight of succession plans, determination of senior management compensation, approval of the annual budget, and review of systems, procedures and controls. The Board also advises management with respect to strategic plans.

BOARD OPERATIONS

        Board Agenda. The Chairman of the Board in coordination with the Chief Executive Officer shall set the agenda for each Board meeting, taking into account input and suggestions from members of the Board.

        Strategic Planning. The Board shall hold an annual strategic planning session. The timing and agenda for this meeting are to be suggested by the Chief Executive Officer.

        Independent Advice. The Board (or with the Board's approval, a committee) may seek legal or other expert advice from a source independent of management. Generally, this would be with the knowledge of the Chief Executive Officer and the Chairman of the Board.

        Access to Top Management. Board members are free to contact members of senior management and are encouraged to coordinate their contacts with the Chief Executive Officer. Additionally, regular attendance and participation in Board meetings by senior management is encouraged as appropriate.

        Executive Meetings of Independent Directors. An executive meeting of independent Directors should be held during each Board meeting. The Chairman shall lead these sessions.

        Field Board Meetings. Board meetings should periodically include operational site visits. The Chief Executive Officer shall determine appropriate sites and scheduling of such meetings.

        Board Evaluation. The Corporate Governance and Nominating Committee shall be responsible for evaluating Directors as part of its process for recommending Director nominees to the Board. The Corporate Governance and Nominating Committee shall be responsible for coordinating an annual evaluation by the Directors of the Board's performance and procedures.

        Written Guidelines and Policies. The Board shall maintain written corporate governance guidelines and operational policies which will be reviewed annually by the Corporate Governance and Nominating Committee.

BOARD STRUCTURE

        Positions of Chairman and Chief Executive Officer. The positions of Chairman and Chief Executive Officer shall be filled by separate persons and the Chairman shall be an Independent Director.

        Board Composition. Independent Directors shall constitute a substantial majority of the Board.

        Number of Directors. The Board shall assess its size from time to time. It is the Board's philosophy that smaller Boards are most effective.

        Committees. The standing Board committees shall be the Audit and Compliance Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. All standing committees shall be made up of Independent Directors. Each standing committee shall maintain a written charter approved by the Board. Committees shall receive authority exclusively through delegation from the Board. All committee actions must be ratified by the Board before becoming effective, unless taken pursuant to an express delegation of authority. A Director may attend any Board committee meeting. The Chairman shall recommend periodic rotation of Committee assignments.

        Independent Directors. "Independent Director" means a person who is independent of management and free from any relationship with the company or otherwise (including serving as consultants or service providers to the company except as approved by the Independent Directors for special projects) that, in the opinion of the Board of Directors, would interfere in the exercise of independent judgement as a Director. No officer or employee of the company or its subsidiaries shall be qualified as an Independent Director. It is also presumed that no former officer or employee of the company may qualify as an Independent Director, provided that this presumption is rebuttable upon an affirmative determination by the Board.

DIRECTORS

        Nominees for Election to the Board. The Corporate Governance and Nominating Committee shall recommend nominees to the full Board for annual elections of Directors. The Committee shall welcome input from all Directors and stockholders.

        Retirement. Retirement age shall be 72. Directors shall submit their resignation effective at the Annual Meeting immediately preceding their 72nd birthday.

        Changes in Professional Responsibility. The Board should consider whether a change in an individual's professional responsibilities directly or indirectly impacts that person's ability to fulfill Directorship obligations. To facilitate the Board's consideration, the Chief Executive Officer and other employee Directors shall submit a resignation as a matter of course upon retirement, resignation or other significant change in professional roles.

        Director Compensation and Stock Ownership. From time to time, the compensation of Directors shall be reviewed by the Compensation Committee, which shall make recommendations to the full Board. The Board's philosophy is that a substantial portion (up to 100%) of Director compensation shall be equity-based. The Board shall also maintain minimum stock ownership guidelines for Directors.

        Chief Executive Officer Evaluation. The Compensation Committee shall be responsible for coordinating an annual evaluation of the Chief Executive Officer by the Independent Directors. The Independent Directors will also determine guidance for the Compensation Committee with respect to Chief Executive Officer's compensation. The Chairman of the Compensation Committee shall be the liaison with the Chief Executive Officer.

        Management Succession. The Board shall coordinate with the Chief Executive Officer to ensure that a successor for emergencies is designated at all times and that a formalized process governs long-term management development and succession. The Chief Executive Officer shall report to the Board annually about development of senior management personnel and succession plans, which shall be approved by the Board.

        Outside Board Memberships. The Chief Executive Officer and other members of senior management shall seek the approval of the Board before accepting outside board memberships, and the Board generally discourages more than one corporate board and one charitable board membership.

                        APPROVAL OF AMENDMENT TO APRIA'S
                      RESTATED CERTIFICATE OF INCORPORATION
--------------------------------------------------------------------------------

PROPOSED AMENDMENT

        On April 26, 1999, the Board of Directors adopted, subject to approval by the stockholders, an amendment to Article VI of the Apria's Restated Certificate of Incorporation to eliminate the classified structure of the Board of Directors and to provide for the annual election of all Directors.

        Specifically, it is proposed that the third, fourth and fifth sentences of Article VI of the company's Restated Certificate of Incorporation shall be deleted and replaced with the following:

        "At each annual meeting of stockholders, all Directors shall be elected to hold office until the next annual meeting of stockholders."

EXPLANATION OF AMENDMENT

        Apria's Restated Certificate of Incorporation currently provides that the members of the Board of Directors shall be divided into three (3) classes to be determined by the Board of Directors. All classes shall be as nearly equal in number as possible. The terms of office of the respective classes of Directors are to be from the time of election and qualification until the third annual meeting following election or until successors are duly elected and qualified.

        The proposed amendment to Apria's Restated Certificate of Incorporation eliminates the different classes of Directors and provides that all Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting of stockholders, or the appointment of successors. This amendment is being submitted to the stockholders because the Board believes in giving the stockholders the right to elect the full Board annually.

REQUIRED VOTE

        The affirmative vote of a majority of the total votes of the outstanding shares of common stock is required to authorize the proposed amendment to Apria's Restated Certificate of Incorporation.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED AMENDMENT.


                              ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

NOMINEES FOR ELECTION TO BOARD

        Assuming stockholder approval of the proposed amendment to the Restated Certificate of Incorporation), the nominees for election are David H. Batchelder, Philip L. Carter, David L. Goldsmith, Richard H. Koppes, Philip R. Lochner, Jr., Beverly Benedict Thomas and Ralph V. Whitworth, each of whom currently serves on the Board. If elected, they will serve for one year or until the election and qualification of successors. If the amendment is not approved, then Messrs. Koppes and Goldsmith have been nominated for re-election to their seats on the Board for a term of three years or until the election and qualification of successors.

        If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes shall be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may further reduce the number of Directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or further reduce the number of Directors.

VOTE REQUIRED FOR ELECTION OF DIRECTORS

        For the purpose of electing Directors, each stockholder is entitled to one vote for each Director to be elected for each share of common stock owned. The candidates receiving the highest number of votes will be elected.

        The accompanying proxies solicited by the Board of Directors will be voted "for" the election of the nominees unless the proxy card is marked to withhold authority to vote for any nominee.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

NOMINEES AND DIRECTORS

        Set forth below are the names, ages and past and present positions of the persons serving as Apria's Directors who have been nominated to continue serving after the annual meeting:


                                         BUSINESS EXPERIENCE DURING LAST                DIRECTOR
NAME AND AGE:                            FIVE YEARS AND DIRECTORSHIPS:                   SINCE:
------------------------------------------------------------------------------------------------
                        MEMBERS OF THE BOARD WHOSE TERMS EXPIRE IN 1999
  (NOMINEES EVEN IF PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION IS NOT APPROVED)
------------------------------------------------------------------------------------------------
David L. Goldsmith (51)        Managing Director of RS Funds, an investment               1987*
                               management firm. Prior to joining RS Funds in
                               February 1999 he had served as Managing Director
                               of Robertson, Stephens Investment Management, an
                               investment management firm owned by Bank of
                               America National Trust and Savings Association.
                               He was affiliated with Robertson, Stephens &
                               Company LLC and its predecessors from 1981
                               through 1999. Mr. Goldsmith is also a director of
                               Balanced Care Corporation.

Richard H. Koppes (52)         Of Counsel to Jones, Day, Reavis & Pogue, a law            1998
                               firm, and serves as a Consulting Professor of Law
                               and Co-Director of Executive Education Programs
                               at Stanford University School of Law. He also
                               served as a principal of American Partners
                               Capital Group, a venture capital and consulting
                               firm, from August 1996 to December 1998. From May
                               1986 through July 1996, Mr. Koppes held several
                               positions with the California Public Employees'
                               Retirement System, including General Counsel,
                               Interim Chief Executive Officer and Deputy
                               Executive Officer. Mr. Koppes is also a director
                               of Mercy Healthcare, Sacramento, a non-profit
                               hospital system. Mr. Koppes was appointed by the
                               Board of Directors in May 1998 to fill a newly
                               created seat on the Board.

                   MEMBERS OF THE BOARD WHOSE TERMS EXPIRE IN 2000
   (NOMINEES ONLY IF PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION IS APPROVED)

Philip L. Carter (50)          Chief Executive Officer and a Director of Apria            1998
                               since May 1998. Prior to joining Apria, Mr.
                               Carter was President and Chief Executive Officer
                               of Mac Frugal's Bargains o Close-Outs Inc., a
                               chain of retail discount stores, since 1995 and
                               had held the positions of Executive Vice
                               President and Chief Financial Officer of Mac
                               Frugal's from 1991 through 1995.

Ralph V. Whitworth (43)        Chairman of the Board of Directors of Apria since          1998
                               April 28, 1998. Mr. Whitworth is also a principal
                               and Managing Member of Relational Investors, LLC,
                               a private investment company. He is also a
                               partner in Batchelder & Partners, Inc., a
                               financial advisory and investment-banking firm
                               based in La Jolla, California. From 1988 until
                               1996, Mr. Whitworth was president of Whitworth
                               and Associates, a corporate advisory firm. Mr.
                               Whitworth was appointed by a Committee of the
                               Board of Directors in January 1998 to fill a
                               newly created seat. Mr. Whitworth is also a
                               director of CD Radio, Inc., Wilshire Technologic,
                               Inc. and Waste Management, Inc.

                                         BUSINESS EXPERIENCE DURING LAST                DIRECTOR
NAME AND AGE:                            FIVE YEARS AND DIRECTORSHIPS:                   SINCE:
------------------------------------------------------------------------------------------------
                   MEMBERS OF THE BOARD WHOSE TERMS EXPIRE IN 2001
   (NOMINEES ONLY IF PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION IS APPROVED)
------------------------------------------------------------------------------------------------
David H. Batchelder (49)       Principal and Managing Member of Relational                1998
                               Investors, LLC since March 1996. He has served as
                               the Chairman and Chief Executive Officer of
                               Batchelder & Partners, Inc., a financial advisory
                               and investment banking firm based in La Jolla,
                               California, since 1988. Mr. Batchelder was
                               appointed by the Board of Directors in July 1998
                               to fill a vacancy. Mr. Batchelder also serves as
                               a director of Morrison Knudsen Corporation and
                               Nuevo Energy Company.

Philip R. Lochner, Jr.  (56)   Senior Vice President - Administration of Time             1998
                               Warner Inc. from July 1991 to July 1998. From
                               March 1990 to June 1991, Mr. Lochner was a
                               Commissioner of the Securities and Exchange
                               Commission. He is a member of the Board of
                               Directors of CLARCOR, Inc., a business packaging
                               and filtration company, and serves on the
                               Advisory Council of Republic New York
                               Corporation. He is also a Trustee of The
                               Canterbury School. Mr. Lochner was initially
                               appointed by the Board of Directors in June 1998
                               to fill a newly created seat on the Board and was
                               elected by the stockholders to a full term in
                               July 1998.

Beverly Benedict Thomas  (56)  Principal of BBT Strategies, a consulting firm             1998
                               specializing in public affairs and strategic
                               planning. Previously, Ms. Thomas was a principal
                               of UT Strategies, Inc., a public affairs firm,
                               from 1995 to 1997 and Assistant Treasurer of the
                               State of California from 1991 to 1995. In
                               addition to serving as a director of Catellus
                               Real Estate Development Corporation, a
                               diversified real estate operating company, Ms.
                               Thomas also serves as a Commissioner of the Los
                               Angeles City Employees' Retirement System. From
                               1993 to 1995, Ms. Thomas served on the Boards of
                               the California Public Employees' Retirement
                               System and the California State Teachers
                               Retirement System. Ms. Thomas was initially
                               appointed by the Board of Directors in June 1998
                               to fill a newly created seat on the Board and was
                               elected by the stockholders to a full term in
                               July 1998.

* Director of Homedco Group, Inc. from the date shown until its merger with and into the company, after which the company's name was changed to its current name. Director of the company from the date of the merger until the present.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
--------------------------------------------------------------------------------

SUMMARY OF EXECUTIVE COMPENSATION

        The following table sets forth all compensation for the 1998, 1997 and 1996 fiscal years paid to or earned by each individual who served as Apria's Chief Executive Officer, as well as the four other most highly compensated executive officers during the 1998 fiscal year.


                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------


                                                                                      LONG-TERM
                                                                                   COMPENSATION(1)
                                                      ANNUAL COMPENSATION          ---------------
                                                  --------------------------           OPTIONS             ALL OTHER
                                                   SALARY(2)          BONUS            GRANTED            COMPENSATION
NAME                                YEAR             ($)               ($)               (#)                  ($)
-----------------------------------------------------------------------------------------------------------------------
Philip L. Carter ................   1998           330,499           300,000           750,000                    --
 Chief Executive Officer(3)         1997                --                --                --                    --
                                    1996                --                --                --                    --

Jeremy M. Jones .................   1998            48,820                --             1,666             1,937,804(5)
 Chairman of the Board              1997           467,013                --                --                 4,750(6)
 and Chief Executive Officer(4)     1996           464,320                --            20,000                 4,750(6)

Lawrence M. Higby ...............   1998           424,113            20,000           300,000                    --
 President and Chief                1997            40,969                --           150,000                    --
 Operating Officer(7)               1996                --                --                --                    --

Lawrence A. Mastrovich ..........   1998           175,075            65,000            75,000                 3,940(6)
 Executive Vice President,          1997           111,956            41,754                --                 4,238(6)
 Business Operations(8)             1996           104,748             4,867             4,000                 3,437(6)

Dennis E. Walsh .................   1998           237,971            18,750           100,000                 3,940(6)
 Executive Vice President,          1997           188,962                --                --                10,720(9)
 Sales                              1996           177,666             4,080             4,000                 4,750(6)

Lisa M. Getson ..................   1998           151,172            10,335            40,000                 3,940(6)
 Senior Vice President,             1997           137,801             4,500                --                 4,750(6)
 Business Development and           1996           127,775             7,978             5,500                 4,750(6)
 Clinical Services

Robert S. Holcombe ..............   1998           292,869            19,500            40,000                 3,940(6)
 Senior Vice President,             1997           263,162             4,410                --                 6,571(12)
 General Counsel and                1996           153,455             7,000            35,000(11)           150,324(13)
 Secretary(10)


(1) Apria has not issued stock appreciation rights or restricted stock awards. The company had no "long-term incentive plan" (as that term is defined in the applicable rules) for 1998.

(2) These amounts include an automobile allowance which is paid as salary. Salary is paid on the basis of bi-weekly pay periods, with payment for each period being made during the week following its termination. Due to the fact that 1998 contained a payment date for a pay period which ended in 1997, amounts reported as salary paid for 1998 vary slightly from the actual amounts of the 1998 salaries of the executive officers listed above who were with Apria as of January 1, 1998.

(3)     Mr. Carter became Apria's Chief Executive Officer on May 5, 1998.

(4) Mr. Jones resigned as Chairman of the Board and Chief Executive Officer of Apria on January 19, 1998. He resigned as a Director on May 27, 1998.

(5) This amount includes $1,819,694 in severance payments made or to be made in 1998 and 1999 and a $118,110 payment for earned but unused vacation and holiday time.

(6) Annual contribution by Apria to the company's 401(k) Savings Plan in the name of the individual.

(7) Mr. Higby also acted as Apria's Chief Executive Officer from January 19, 1998 until May 5, 1998. Mr. Higby was first employed by the company in November, 1997.

(8) Mr. Mastrovich was promoted from Vice President - Operations, Northeast Division on October 1, 1998.

(9) This amount includes a $4,750 contribution to Apria's 401(k) Savings Plan in the name of the individual and a $5,520 cash award for individual achievement called the "Chairman's Circle Award".

(10)    Mr. Holcombe was first employed by Apria in May 1996.

(11) Mr. Holcombe was awarded 35,000 option shares in May 1996 when he was first employed by Apria. Those options were surrendered by him in exchange for a grant of 30,000 option shares in October 1996. He was also awarded a further option to purchase an additional 5,000 shares at that time.

(12) This amount includes a $4,750 annual contribution to Apria's 401(k) Savings Plan in the name of the individual and a reimbursement of $1,821 for tax liabilities incurred in connection with the reimbursement of relocation costs.

(13)    This amount consists of various relocation expenses reimbursed by Apria.

SUMMARY OF OPTION GRANTS

        The following table provides information with respect to grants of options to all individuals serving as Apria's Chief Executive Officer and the four other most highly compensated executive officers of the company, during the 1998 fiscal year.


                               OPTION GRANTS TABLE


                                                                                                    POTENTIAL REALIZABLE
                                NUMBER OF                                                           VALUE AT ACCRUAL RATE
                                SECURITIES         % OF TOTAL                    EXPIRATION         OF STOCK APPRECIATION
                                UNDERLYING       OPTIONS GRANTED                  DATE OF             FOR OPTION TERM ($)
                                 OPTIONS         TO EMPLOYEES IN    EXERCISE      OPTIONS         ---------------------------
NAME                             GRANTED           FISCAL YEAR      PRICE ($)     GRANTED             5%              10%
-------------                   -----------      ---------------    ---------    ----------       ---------        ----------
Philip L. Carter                 750,000              21.40%          9.00        5/5/08          4,245,038        10,757,758
Jeremy M. Jones                    1,666               0.05%         13.875       2/24/08            14,537            36,840
Lawrence M. Higby                300,000(1)            8.60%         10.004(2)       (3)          1,887,438         4,783,139
Lawrence A. Mastrovich            75,000               2.10%          6.50        7/17/08           306,586           776,950
Dennis E. Walsh                  100,000               2.90%          6.50        7/17/08           408,782         1,035,933
Lisa M. Getson                    40,000               1.10%          6.50        7/17/08           163,513           414,373
Robert S. Holcombe                40,000               1.10%          6.50        7/17/08           163,513           414,373


(1) This amount does not include an option for 50,000 shares issued in January 1998 under the company's Amended and Restated 1992 Stock Incentive Plan to replace an option on the same terms for an identical number of shares erroneously issued under the company's 1997 Stock Incentive Plan during 1997. This amount does include an option for 40,000 shares approved in 1998, which did not become effective until January 4, 1999. The remaining options for shares included in this amount were approved and became effective in 1998.

(2) The value shown is an average. Options for 150,000 shares are or will become exercisable at $12.875 per share, options for 110,000 shares are or will be exercisable at $6.50 per share, and options for 40,000 shares are or will be exercisable at $8.875 per share.

(3) The options for 150,000 shares expire on January 26, 2008, the options for 110,000 shares expire on July 17, 2008, and the options for 40,000 shares expire on January 4, 2009.

SUMMARY OF OPTIONS EXERCISED

        The following table provides information with respect to the exercise of stock options by all persons who served as Apria's Chief Executive Officer during the 1998 fiscal year and the four other most highly compensated executive officers of the company during the 1998 fiscal year, together with the fiscal year-end value of unexercised options.


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE


                                                          NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-
                                                                OPTIONS AT             THE-MONEY OPTION AT
                               SHARES                        FISCAL YEAR END            FISCAL YEAR-END(1)
                             ACQUIRED ON       VALUE(1)  -------------------------   -------------------------
                              EXERCISE        REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-------------------          -----------      --------   -------------------------   -------------------------
NAME                             (#)            ($)              (#)/(#)                      ($)/($)
-------------------          -----------      --------   -------------------------   -------------------------
Philip L. Carter                  0              0            375,000/375,000                   0/0
Jeremy M. Jones                   0              0            516,322/  1,666                   0/0
Lawrence M. Higby                 0              0             30,000/380,000                   0/268,125
Lawrence A. Mastrovich         4,000         41,625            35,200/ 88,200              40,600/182,813
Dennis E. Walsh                   0              0             61,120/138,880                   0/243,750
Lisa M. Getson                    0              0              8,200/ 44,500                   0/97,500
Robert S. Holcombe                0              0             14,000/ 61,000                   0/97,500

(1) Market value of the securities underlying the options at exercise date or year-end, as the case may be, minus the exercise or base price of "in-the-money" options and transaction costs. The market value of Apria's common stock at the close of trading on December 31, 1998 was $8.9375.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee since January 1, 1998 was either an officer or employee of Apria.

                       EMPLOYMENT AND SEVERANCE AGREEMENTS
--------------------------------------------------------------------------------

        Apria has employment or severance agreements with the following executive officers listed in the Summary Compensation Table.

        Philip L. Carter. Pursuant to an employment agreement which is scheduled to expire on April 30, 2002, Mr. Carter serves as Apria's Chief Executive Officer. The agreement provides that Mr. Carter is to receive an annual salary of $600,000 and is entitled to participate in Apria's annual bonus, incentive, stock and all other benefit plans generally available to Apria's executive officers. Mr. Carter is entitled to receive performance bonuses of up to 80% of his annual salary. Mr. Carter is also entitled to receive (i) reasonable access to the company's accountants for financial planning, (ii) an annual car allowance, and (iii) reimbursement of certain other expenses. If the company terminates Mr. Carter's employment without cause, or if he terminates his employment with good reason (including upon a change in control), Mr. Carter shall receive a lump sum severance payout equal to three times the sum of (i) his annual salary, (ii) the average of his two most recent annual bonuses, (iii) his annual car allowance, and (iv) an additional amount estimated at $5,000. In addition, the company shall be required to provide an office and secretarial support at a cost of not more than $50,000 during the year following termination. Finally, upon any such termination not for cause or with good reason, all stock options held by Mr. Carter shall vest and remain exercisable for a period of three years.

        Lawrence M. Higby. Pursuant to an employment agreement which is scheduled to expire on January 18, 2001, Mr. Higby serves as President and Chief Operating Officer of Apria. The agreement provides that Mr. Higby is to receive an annual salary of not less than $400,000 (his current annual salary is $411,985), subject to annual increases at the discretion of the Compensation Committee, and is entitled to participate in Apria's stock option plans and all other benefit programs generally available to executive officers of the company. Mr. Higby is also entitled to receive (i) such bonuses as the Compensation Committee may, from time to time, in its sole discretion award, (ii) an automobile allowance and (iii) reimbursement of certain other expenses. He is also provided reasonable access to Apria's accountants for personal financial planning. If the company terminates Mr. Higby's employment without cause, or if Mr. Higby terminates his employment with good reason (including upon a change in control), Mr. Higby is entitled to a lump sum severance payment equal to three times his base salary plus an additional amount determined as set forth in the employment agreement. In addition, all unvested stock options from the 150,000 share grant issued to Mr. Higby on January 26, 1998, will immediately become exercisable, and all of his vested options will remain exercisable for a period of three years following such termination.

        Jeremy M. Jones. Apria had an employment agreement with Mr. Jones, who voluntarily resigned from his positions as Chairman of the Board and Chief Executive Officer of Apria and from his positions with all of its subsidiaries as of January 19, 1998. Pursuant to Mr. Jones's employment agreement, he was to serve as Chairman of the Board and Chief Executive Officer. The agreement provided for an annual salary of not less than $390,000, subject to annual increases at the discretion of the Compensation Committee (as of the date of his resignation, Mr. Jones's annual salary was $460,000). Mr. Jones was also entitled to (i) such bonuses as the Compensation Committee would, from time to time, in its sole discretion award, (ii) an automobile allowance, (iii) reimbursement of certain other expenses, (iv) reasonable access to the company's accountants and counsel for personal financial planning and legal services, and
(v) participation in the company's various benefit plans. In addition, his resignation agreement provided that the previously unvested 190,000 share portion of Mr. Jones's total outstanding options to purchase 516,322 shares of common stock became fully vested and each option will remain exercisable for its stated term as though Mr. Jones had not terminated his employment. The employment agreement also contained severance provisions which were superseded by an agreement entered into at the time of his resignation. Pursuant to that agreement, Mr. Jones (i) was paid a lump sum severance payment of $1,753,900 (subject to withholding for federal and state taxes) at the time of his resignation and (ii) is being provided with an office and associated services for a period of two years from the date of his resignation.

        Robert S. Holcombe, Dennis E. Walsh, Lawrence A. Mastrovich and Lisa M. Getson. In June 1997, Messrs. Holcombe, Walsh and Mastrovich and Ms. Getson (each referred to as "Executive" below) entered into executive severance agreements with Apria. Pursuant to each agreement, each Executive serves in a position and undertakes duties at Apria's discretion. As of December 31, 1998, Mr. Holcombe served as Apria's Senior Vice President, General Counsel and Secretary, Mr. Walsh served as Executive Vice President, Sales, Mr. Mastrovich served as Executive Vice President, Business Operations and Ms. Getson served as Senior Vice President, Business Development and Clinical Services. Each agreement provides that the Executive's salary shall be at the company's discretion. As of June 1, 1999, Mr. Holcombe's annual salary was $286,000, Mr. Walsh's annual salary was $220,000, Mr. Mastrovich's annual salary was $180,000 and Ms. Getson's annual salary was $137,800. Each executive is entitled to participate in Apria's stock option plans and all other benefit programs generally available to executive officers of the company at the company's discretion. Each Executive is also entitled to receive (i) such bonuses as the Compensation Committee may, from time to time, in its sole discretion award, and
(ii) reimbursement of certain other expenses at the company's discretion. If Apria terminates an Executive's employment without cause, each Executive is entitled to a payment equal to his or her annual base salary plus an additional amount determined as set forth in the agreement. However, if such termination occurs during the two-year period following a change of control of the company, Messrs. Holcombe and Walsh and Ms. Getson shall each be entitled to a payment equal to two times his or her base salary plus an additional amount determined as set forth in the agreement. Such payments shall be payable in periodic installments over one or two years in exchange for a valid release of claims against the company. In no event will any Executive receive a payment which would be deemed to be an "excess parachute payment" under Section 280G of the Code.

                      REPORT OF THE COMPENSATION COMMITTEE
--------------------------------------------------------------------------------

To:  The Board of Directors

        As members of the Compensation Committee, it is our duty to administer Apria's overall compensation program for its senior and mid-level management. In addition, the Compensation Committee evaluates the performance and specifically establishes the compensation of the Chief Executive Officer. The Compensation Committee is comprised entirely of independent Directors who are not officers or employees of Apria.

COMPENSATION PHILOSOPHY AND PROGRAM FOR SENIOR MANAGEMENT

        During 1998 Apria's compensation program for executive officers was designed to:

o reward each member of senior management commensurately with the company's overall growth and financial performance as well as individual achievement;

o attract and retain individuals who are capable of leading the company in achieving its business objectives in an industry characterized by competitiveness, growth and change; and

o    encourage ownership of Apria's stock by executive officers.

        The company believes a substantial portion of the annual compensation of each member of senior management should relate to, and should be contingent upon, the financial success of the company, as well as the individual contribution of each particular person to that success. As discussed below, the program consists of, and is intended to strike a balance among, three elements:

o Salaries. Salaries for the Chief Executive Officer and President are based on the Committee's evaluation of individual job performance and an assessment of the salaries and total compensation mix paid by other similar companies to executive officers holding equivalent positions. The salaries for all other executive officers are approved by the Compensation Committee pursuant to recommendations made by the Chief Executive Officer on the basis of similar criteria.

o Executive Bonuses. Executive bonuses were based on an evaluation of both individual and company performance against qualitative and quantitative measures.

o Long-term incentive compensation. Long-term incentive awards, which consist of stock options are designed to insure that incentive compensation is linked to the long-term performance of the company and its common stock. Such awards provide an incentive that focuses attention on managing the company from the prospective of an owner, and continue to constitute a key component of Apria's compensation plan for executive officers.

        During 1998 and continuing into 1999 the Compensation Committee has shifted the focus of compensation for senior management so as to place an increased emphasis on company performance as opposed to individual achievement.

FACTORS AFFECTING THE EVALUATION OF EXECUTIVE PERFORMANCE FOR 1998

        1998 was a transitional year for Apria. In late 1997 and early 1998 the company's Board of Directors determined that a change in the company's leadership would be required in order to reverse the company's deteriorating operating results. As a result, the company's senior management was changed and restructured during the first two calendar quarters of 1998.

        As a part of this process Jeremy M. Jones resigned as the company's Chief Executive Officer on January 18, and, after a four-month search, Philip L. Carter was hired to replace him on May 5, 1998. Lawrence M. Higby, who had been hired as the company's President and Chief Operating Officer in late 1997, performed the duties of the Chief Executive Officer in the interim period from Jones' resignation until Carter was hired. Thereafter, Mr. Higby has continued to serve in his prior capacity.

        Soon after the commencement of his term as Chief Executive Officer, Mr. Carter, with the Board's concurrence, implemented a plan for achieving profitable operating results through the following principal elements:

o Remaining in core businesses with renewed emphasis on home respiratory therapy.

o Divesting or closing, on a selective basis, unprofitable business operations in particular geographic locations.

o    Reducing costs in corporate and field operations.

o    Improving the company's capital structure.

o    Expanding through internal growth and acquisitions.

        Members of senior management were asked to adapt their prior activities so as to achieve the benefits sought by the foregoing strategy. Accordingly, members of senior management were evaluated in light of their contributions toward achievement of the objectives so established by the Chief Executive Officer. Future compensation for senior management will continue to be based in large part on the company's ability to effectively develop and implement strategies that enable Apria to achieve those objectives.

TOTAL COMPENSATION

        Target total compensation levels of Apria executives are established with consideration given to an analysis of competitive market total compensation. The total compensation package for each executive is broken down into the three basic components indicated above and discussed in more detail below. During the current year, the Committee has been shifting its mix of executive compensation towards an increase in incentive compensation, with proportionately lesser emphasis on salaries. This strategy is intended to increase the "performance based" component of the company's executive compensation, and the Committee intends to continue this emphasis in 1999.

1998 TOTAL COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

        During 1998, three individuals served or functioned as Apria's Chief Executive Officer.

        The Committee does not usually rely on predetermined formulas or a limited set of criteria when it evaluates the performance of the company's Chief Executive Officer. Instead, the Committee considers:

o    management's overall accomplishments;

o    the accomplishments of the individual executives;

o    the company's financial performance; and

o    other criteria discussed below.


        Philip L. Carter. The Board sought out Mr. Carter to serve as the Company's Chief Executive Officer because of his recognized expertise. In order to induce an individual of Mr. Carter's qualifications and experience to accept the assignment, the Committee designed a compensation package which provided a competitive salary, with the potential of significant bonus compensation in the event the company performed well under his leadership.

        The Committee believes that the most significant portion of the package consists of options to purchase up to 750,000 shares of Apria's Commons Stock at an exercise price of $9.00 per share. While one-half of the shares in question were immediately vested, the vesting of the balance will be accelerated if certain target prices for the company's common stock are met. The Committee felt that this feature of his compensation would cause him to receive the primary benefits of his compensation package only if he was successful in substantially improving Apria's long-term performance and the value of its common stock. Accordingly, the Committee believes Mr. Carter's compensation package is designed to couple his interests with those of Apria's stockholders.

        Lawrence M. Higby. Mr. Higby's existing employment agreement was renegotiated on January 18, 1998 when Mr. Jones resigned and Mr. Higby was asked to begin functioning as Apria's Chief Executive Officer. At that time he was granted an additional stock option for 150,000 shares of Apria common stock which vests and becomes exercisable at a price of $12.875 over a period of five years.

        Jeremy M. Jones. Mr. Jones' compensation as Chief Executive Officer during the first 18 days of the 1998 fiscal year was based solely on his employment agreement. Pursuant to that agreement he received a prorated salary (including car allowance) of $48,820, a $118,110 payment for earned but unused vacation and holiday time and contractual severance of $1,819,694 payable over time in 1998 and 1999. Mr. Jones received no bonus or other compensation for his service as Chief Executive Officer but did receive a stock option for 1,666 shares of Apria's common stock for his services as a Director from the date of his resignation as Chief Executive Officer, to the date of his resignation from the Board on May 27, 1998.

SALARIES FOR EXECUTIVE OFFICERS

        In setting salaries, the first element of the executive compensation program, the Committee did not use a predetermined formula. Instead, the 1998 salaries of the Chief Executive Officer, the President and the other executive officers were based on:

o    the Committee's evaluation of individual job performance;

o    an assessment of the company's performance; and

o a consideration of salaries paid by similar companies to executive officers holding equivalent positions.

        Philip L. Carter. Mr. Carter's salary in 1998 totaled $330,449 ($500,000 on an annualized basis). For 1999, it has been set at $600,000. The Committee feels the increase was justified due to the facts that Mr. Carter was not only able to return Apria to profitability six months earlier than expected but also that his activities had resulted in a dramatic increase in the value of the company's common stock.

        Lawrence M. Higby. Mr. Higby's 1998 salary of $404,000 was based on his employment agreement which was modified on January 18, 1998 when he began performing the duties of Chief Executive Officer. His salary was not decreased when Mr. Carter was selected to serve as Chief Executive Officer, and his 1999 salary has been set at $411,985.

        Jeremy M. Jones. As noted above, Mr. Jones' prorated salary for his short tenure in 1998 was based on his 1997 salary.

        Other Executive Officers. The 1998 salaries of the four other most highly compensated executive officers are shown in the "Salary" column of the Summary Compensation Table. In keeping with the company's general reduced emphasis on salary increases as a compensation tool, 1999 annual performance increases for the executive officers in question were limited to no more than 3.5%.


1998 EXECUTIVE OFFICER BONUSES

        Philip L. Carter's 1998 bonus was determined by the Compensation Committee while all other senior executives received bonuses pursuant to Apria's 1998 Management Incentive Compensation Plan.

        Philip L. Carter. Under his employment agreement, Mr. Carter is eligible to receive an annual bonus of up to 80% of his annual salary. Mr. Carter's annual bonus for 1998 was $300,000. The Compensation Committee felt the bonus was justified in light of the fact that Mr. Carter was successful in returning Apria to profitability during the fourth quarter of 1998 (six months ahead of schedule) and had made substantial progress toward achievement of many of the goals established by the Board at the time of his employment.

        Jeremy M. Jones. As noted above, Mr. Jones received no bonuses for 1998.

        Other Executive Officers. Bonuses for all senior executives other than Mr. Carter were awarded under the 1998 Management Incentive Compensation Plan, a plan adopted to provide members of senior and mid-level management with bonus compensation upon the achievement of certain performance levels for the 1998 fiscal year. Awards under the plan were to have been based on a combination of achievement by participants of individual performance objectives and achievement by Apria of objectives relating to earnings per share levels, profit margin increases, revenue goals and other similar factors.

        None of the target levels of performance established for the company in the 1998 Management Incentive Compensation Plan were met. In addition, due to the shift in management objectives instituted by Mr. Carter, many of the individual objectives originally established were no longer appropriate during the second half of the year.

        The 1998 bonus payments to Mr. Higby and the four other most highly compensated executive officers of the company are listed in the "Bonus" column of the Summary Compensation Table.

LONG TERM INCENTIVE COMPENSATION

        As noted above, the company provides long-term compensation to certain members of senior and mid-level management under various stock incentive plans. Those plans provide the company with the ability to periodically reward key employees, including executive officers, with options to purchase shares of the company's Common Stock.

        The value of stock options is tied to the future performance of the company's common stock and provides value to the recipient only when the price of the company's common stock increases above the option grant price. The vesting of all employee stock option grants in 1998 was also tied, in part, to targeted levels of improvement in the stock price.

TAX TREATMENT OF STOCK OPTIONS

        The Compensation Committee has considered the anticipated tax treatment to the company regarding the compensation and benefits paid to the executive officers of the company in light of the enactment of Section 162(m) of the United States Internal Revenue Code. The basic philosophy of the Compensation Committee is to strive to provide the executive officers of the company with a compensation package which will preserve the deductibility of such payments for the company to the greatest extent possible. However, certain types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments. In addition, in order to attract qualified management personnel, it has proven necessary to grant certain long-term incentives that may not be deductible under
Section 162(m) of the Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

STOCK OPTION AWARDS TO EXECUTIVE OFFICERS

        The stock option grants to the parties serving or functioning as the company's Chief Executive Officer during 1998 as well as those for the other four most highly compensated executive officers are shown in the "Options Granted" column of the Summary Compensation Table.


Date: June 21, 1999


THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
Ralph V. Whitworth (Chairman)
Leonard Green
Richard H. Koppes

                                PERFORMANCE GRAPH
--------------------------------------------------------------------------------

        The following graph shows a comparison of cumulative total returns (1) for (i) Apria for the period from January 1, 1994 until the date of the merger with Homedco Group, Inc., and from the date of the merger until the end of the 1998 fiscal year, (ii) the S&P 500 Stock Index, and (iii) the Peer Group Index
(2).


                                           12/93(3)     12/94      12/95      12/96       12/97      12/98
                                           --------     -----      -----      -----       -----      -----
Apria Healthcare Group Inc.                  100          84        102         68          48         32
S & P 500                                    100         101        139        171         229        294
Peer Group                                   100         119         79        120         139        157


----------------------

(1)     Total returns assumes reinvestment of dividends.

(2) The Peer Group Index is based on the cumulative total returns of the following companies: Coram Healthcare Corporation (since July 1994), Lincare Holdings, Inc., Optioncare, Inc., and American Homepatient, Inc. In prior years Rotech Medical Corporation (no longer publicly owned) was included in the Peer Group Index.

(3)     Listed values represent dollars. Assumes $100 invested on December 31,
        1993.


        IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

        THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

               EMPLOYEE BENEFITS AND LONG-TERM COMPENSATION PLANS
--------------------------------------------------------------------------------

1998 MANAGEMENT INCENTIVE COMPENSATION PLAN

        In 1998, the company adopted a Management Incentive Compensation Plan (the "Management Incentive Plan") to provide key employees with bonus compensation upon the achievement of certain performance levels. The Management Incentive Plan covers the entire 1998 fiscal year. Persons eligible to receive awards under the Management Incentive Plan included various executive officers, regional, sales and branch managers, vice presidents and other key employees. Awards were to have been made under the Management Incentive Plan upon the achievement of certain objectives, earnings per share levels, profit margin, revenue goals, increases in gross profit and cash flow, the generation of "free cash flow" (a measure of profitability bases on collections less operating and capital expenditures) and increased cash posting during the fiscal year. Awards were paid in cash.

1999 INCENTIVE COMPENSATION PLAN

        For 1999 and subsequent years, the company has adopted an Incentive Compensation Plan to reward members of senior and mid-level management as well as other key employees whose performance and responsibilities directly affect company profits by explicitly linking awards to the achievement of company performance factors. While no individual achievement objectives have been established under the plan for 1999, different performance factors have been established by the Compensation Committee of the Board for different units within the company. Payment of bonuses for 1999 is expected to occur during the first quarter of 2000. In order to be eligible for a bonus, participants must have been actively employed by the company for at least three months of the 1999 fiscal year and remain employed until the date the bonus is paid. The Board may amend, suspend or terminate the plan at any time.

1999 EXECUTIVE OFFICER BONUS PLAN

        In December 1998 the Board adopted an executive officer bonus plan which, subject to certain adjustments, provides for the payment of a bonus to certain senior executives of the company, including the Chief Executive Officer, of a bonus ranging from 40% to 80% of each executive's base salary if Apria achieves certain targets for revenues and earnings before interest, taxes, debt service and amortization.

TWO-YEAR INCENTIVE PLAN FOR EXECUTIVE OFFICERS

        In December 1998, the Board also approved a two-year one-time incentive plan for members of senior management, including the Chief Executive Officer, which provides, subject to certain adjustments, for a bonus payment in February 2001 equal to each participant's annual salary in the event Apria achieves certain targets with respect to total earnings before interest, taxes, debt service and amortization for 1999 and 2000. Payment of the bonus will be accelerated on a pro rata basis in the event of certain change of control transactions.

401(K) PLAN

        The company maintains a 401(k) Savings Plan (the "Company's 401(k) Plan") for the benefit of all employees who have completed at least one year of service with at least 1,000 hours of service during the year. Under the company's 401(k) Plan, employees may contribute up to 16% of their eligible earnings, and the company will match 50% of the first 8% of such contributions up to a limit (currently $9,500) established by applicable tax regulations. As of the end of the 1998 fiscal year, the collective matching contributions for all executive officers as a group who received matching contributions (six persons) was $23,345.42.

1991 NONQUALIFIED STOCK OPTION PLAN

        The company's 1991 Nonqualified Stock Option Plan (the "1991 Plan") authorized the issuance of 373,334 shares of Common Stock of the company, upon the exercise of options granted under the 1991 Plan. Persons eligible to receive options under the 1991 Plan are officers and other key employees of the company or any directly or indirectly majority-owned subsidiaries of the company. Options granted under the 1991 Plan do not qualify for treatment as incentive stock options as defined in the Code. The Compensation Committee determines the dates upon which options will be granted and fixes the option price. Unless previously terminated by the Board of Directors, the 1991 Plan will terminate in December 2001. As of June 1, 1999, 423 shares of Common Stock not subject to outstanding options remained available for issuance under the 1991 Plan.

AMENDED AND RESTATED 1992 STOCK INCENTIVE PLAN

        The company's Amended and Restated 1992 Stock Incentive Plan (the "1992 Plan") authorized the issuance of 3,150,000 shares of common stock, plus, until 1997, 2% of the number of shares of common stock of the company outstanding as of the first day of each fiscal year, upon the exercise of options or in satisfaction of stock appreciation rights, restricted stock awards, and performance share awards. The 1992 Plan also provides for stock value equivalent awards. Persons eligible to receive awards under the 1992 Plan are persons who are employees of, or who provide services to, the company or its subsidiaries. An option granted under the 1992 Plan may be either an incentive stock option as defined in the Code, or a non-statutory stock option. Incentive stock options may be granted to employees only. The Compensation Committee administers the 1992 Plan and fixes the option exercise price with respect to the option. Unless previously terminated by the Board of Directors, the 1992 Plan will terminate in July 2003. As of June 1, 1999, 2,777,680 shares of Common Stock not subject to outstanding options remained available for issuance under the 1992 Plan.

APRIA HEALTHCARE GROUP INC./HOMEDCO GROUP, INC. STOCK INCENTIVE PLAN

        In 1995, the company adopted the Apria Healthcare Group Inc./Homedco Group, Inc. Stock Incentive Plan (the "1995 Plan"). The 1995 Plan consists of three parts: Part I is the portion of the 1995 Plan which was formerly the Homedco Group, Inc. 1988 Stock Option Plan, Part II is the portion of the 1995 Plan which was formerly the Homedco Group, Inc. Long-Term Senior Management Equity Plan and Part III is the portion of the 1995 Plan which was formerly the Homedco Group, Inc. 1994 Stock Incentive Plan. The purpose of the 1995 Plan was to convert options outstanding under the existing Homedco Group, Inc. plans so that they could be exercised for Apria common stock. The 1995 Plan is administered by the Compensation Committee. However, no new options can be issued thereunder. As of June 1, 1999, 925,212 shares of common stock were subject to outstanding options under the 1995 Plan.

1997 STOCK INCENTIVE PLAN

        In May 1997 the company's stockholders approved the Apria Healthcare Group 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"). The 1997 Stock Incentive Plan authorizes the issuance of 2,500,000 shares of common stock plus 1% of the number of shares of common stock of the company outstanding as of the first day of each fiscal year during the term thereof, upon the exercise of stock options or in satisfaction of stock appreciation rights. The 1997 Stock Incentive Plan also provides for the grant of restricted stock awards, performance share awards and other performance based awards. Persons eligible to receive awards under the 1997 Stock Incentive Plan include Directors, employees and others who provide valuable services to the company or its subsidiaries. An option granted under the 1997 Stock Incentive Plan may either be an incentive stock option as defined in the Code, or a non-statutory stock option. Incentive stock options may be granted to employees only. The Compensation Committee administers the 1997 Stock Incentive Plan and establishes the option exercise price with respect to the options. Unless previously terminated by the Board of Directors, the 1997 Stock Incentive Plan will terminate on February 28, 2007. As of June 1, 1999, 782,544 shares of common stock not subject to outstanding options were available for issuance under the 1997 Stock Incentive Plan.

1998 NONQUALIFIED STOCK INCENTIVE PLAN

        In December 1998 the Board of Directors approved the Apria Healthcare Group 1998 Nonqualified Stock Incentive Plan (the "1998 Nonqualified Plan"). The 1998 Nonqualified Plan is a "broad based" plan which authorizes the issuance of 1,000,000 shares of common stock plus 1% of the number of shares of common stock of the company outstanding as of the first day of each fiscal year during the term thereof after 1999, upon the exercise of stock options or in satisfaction of stock appreciation rights. The 1998 Nonqualified Plan also provides for the grant of restricted stock awards, performance share awards and other performance based awards. Persons eligible to receive awards under the 1998 Nonqualified Plan include Directors, employees and others who provide valuable services to the company or its subsidiaries. Any option granted under the 1998 Nonqualified Plan will be a non-statutory stock option. The Compensation Committee administers the 1998 Nonqualified Plan and establishes the option exercise price with respect to the options. Unless previously terminated by the Board of Directors, the 1998 Nonqualified Plan will terminate on December 15, 2008. As of June 1, 1999, no options had yet been issued and 1,000,000 shares of common stock were available for issuance under the 1998 Nonqualified Stock Incentive Plan.

1999 TURNAROUND BONUS PLAN

        The 1999 Turnaround Bonus Plan has been adopted to provide performance-based compensation to virtually all full-time permanent employees who are not eligible to proceed in other bonus or "performance based" plans. Pursuant to the Turnaround Bonus Plan, eligible employees who are employed during all of 1999 will receive a bonus payment in an amount up to the greater of $500 and 2% of their regular annual base pay if the company or the company location where the eligible employee works achieves certain performance objectives. Individuals who became employed after commencement of the 1999 calendar year may participate on a pro rata basis so long as they became employed prior to October 1. The company may terminate, amend or suspend the plan at any time.


                              CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

        As disclosed in a Registration Statement on Form S-3 (Registration No. 333-68031) filed with the Securities and Exchange Commission on November 25, 1998 in connection with a proposed offering of 10% convertible subordinated debentures, Apria entered into a Standby Purchase Agreement with its largest stockholder, Relational Investors, LLC. Under the Standby Purchase Agreement, Relational Investors, LLC received reimbursement from Apria for all costs and expenses (including legal fees) incurred in connection with the offering. In the event the proposed debenture offering was consummated, Relational Investors, LLC would have received from Apria a $1,000,000 standby fee as well. The Registration Statement and proposed offering were withdrawn on April 29, 1999.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
                          BY CERTAIN COMPANY AFFILIATES
--------------------------------------------------------------------------------

        Section 16(a) of the Exchange Act requires the company's Directors and officers, and persons who own more than 10% of a registered class of the company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The New York Stock Exchange, Inc. Directors, officers, and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish the company with copies of the reports they file.

        Based solely on its review of the copies of such reports and written representations from certain reporting persons that certain reports were not required to be filed by such persons, the company believes that all of its Directors, officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 1998 fiscal year.


          INFORMATION REGARDING THE INDEPENDENT AUDITORS OF THE COMPANY
--------------------------------------------------------------------------------

        Deloitte & Touche LLP replaced Ernst & Young LLP as Apria's independent auditors in July 1998. Deloitte & Touche LLP have been retained as the company's independent auditors for the entire 1999 fiscal year. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, may make a statement and will be available to answer appropriate questions.


                                  ANNUAL REPORT
--------------------------------------------------------------------------------

        THE COMPANY'S 1998 ANNUAL REPORT CONTAINING AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 1998 AND 1997, ACCOMPANIES THIS PROXY STATEMENT. UPON WRITTEN REQUEST, APRIA WILL SEND YOU, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF EXHIBITS WILL ALSO BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF A FEE OF $.25 PER PAGE PLUS POSTAGE. THE WRITTEN REQUEST SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT (ATTENTION: MS. MAXINE ROCK), AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                            PROPOSALS OF STOCKHOLDERS
--------------------------------------------------------------------------------

        For stockholder proposals to be considered for inclusion in the proxy materials for Apria's 2000 Annual Meeting of Stockholders under Securities and Exchange Commission Rule 14a-8, they must be received by the Secretary of the company no later than February 20, 2000. All other proposals will be deemed untimely unless submitted on or before May 6, 2000.

                                  OTHER MATTERS
--------------------------------------------------------------------------------

        At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.


By Order of the Board of Directors,



Robert S. Holcombe
Senior Vice President, General Counsel
and Secretary




Costa Mesa, California
June 21, 1999



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                           APRIA HEALTHCARE GROUP INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints Frank Bianchi, Lawrence M. Higby and Robert S. Holcombe, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Apria Healthcare Group Inc. (the "Company") held of record by the undersigned on June 1, 1999, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Company's Costa Mesa, California Headquarters, 3560 Hyland Avenue (Building No. 3500 -- Grand Canyon Room), Costa Mesa, California 92626, beginning at 8:00 A.M., local time on Wednesday, July 21, 1999, and at any adjournment thereof, upon the following matters:

AMENDMENT TO APRIA'S RESTATED CERTIFICATE OF INCORPORATION


[ ] FOR the proposed amendment below    [ ] AGAINST the proposed amendment below

           To amend Apria's Restated Certificate of Incorporation to eliminate the classification of the Company's Board of Directors and to provide for the annual election of all Directors.


ELECTION OF DIRECTORS

[ ] FOR the nominees listed below       [ ] WITHHOLD AUTHORITY
    (except as noted to the                 to vote for all nominees
    contrary below)                         listed below

           David H. Batchelder, Philip L. Carter, David L.
           Goldsmith, Richard H. Koppes, Philip R. Lochner, Jr.,
           Beverly Benedict Thomas, Ralph V. Whitworth

(Instructions: To withhold authority to vote for any individual nominee, circle that nominee's name above.)

(Note: If the proposed Amendment to Apria's Restated Certificate of Incorporation is not approved, the only nominees will be David L. Goldsmith and Richard H. Koppes.)


OTHER MATTERS

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS ABOVE. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

                               Dated: _____________________________, 1999

                               __________________________________________
                                 Signature or signatures of stockholder

                               __________________________________________
                               (Your signature(s) should conform to your
                                  name(s) as printed hereon. Co-owners
                                           should all sign.)